UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 7, 2020
CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

CEC Entertainment, Inc. (the “Company”), a nationally recognized leader in family entertainment and dining, is reporting that preliminary unaudited comparable venue sales for the first quarter are down 21.9% and Adjusted EBITDA for the first quarter ended March 29, 2020 is estimated to be between $39 - $43 million. As previously reported on March 27, 2020, the Company expects each of its 550 Company-operated Chuck E. Cheese and Peter Piper Pizza venues to sustain a loss while on-premise dining, entertainment and arcade rooms are closed in response to the novel coronavirus (“COVID-19”) pandemic.
The information contained in Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Furthermore, the information contained in Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
On April 7, 2020, the Company’s Board of Directors (the “Board”) appointed Paul Aronzon to the Board as a director of the Company by unanimous consent, effective as of the same date.
In connection with his appointment to the Board, the Board appointed Mr. Aronzon to chair a special committee of the Board created to explore restructuring and financing opportunities for the Company (the “Restructuring Committee”), also effective as of April 7, 2020. The Board also appointed independent directors Peter Brown and Allen Weiss to the Restructuring Committee. The Restructuring Committee is authorized to, among other things, consider, evaluate and approve strategic alternatives including financings, refinancings, amendments, waivers, forbearances, asset sales, debt issuances, exchanges and purchases, out-of-court or in-court restructurings (pursuant to which the Company may seek relief under the Bankruptcy Code), non-ordinary-course transactions and/or similar transactions involving the Company, none of which have been implemented at this time.
The Company and Mr. Aronzon entered into a Director Agreement dated April 7, 2020, pursuant to which Mr. Aronzon will be paid a fee of $45,000 per month for a minimum of four months. The Director Agreement further provides that Mr. Aronzon is to be paid an additional fee of $5,000 per day in which he is required to spend at least four hours addressing matters outside of routine and customary Board matters, such as participating in court-related proceedings. Mr. Aronzon will also be entitled to reimbursement of his reasonable and necessary expenses incurred in connection with his Board service upon provision of supporting documentation to the Company. In addition, the Company will compensate both Messrs. Brown and Weiss $25,000 per month for their service on the Restructuring Committee for as long as the Restructuring Committee is active, in addition to their annual Board retainer.
The foregoing description of the Director Agreement is qualified in its entirety by reference to the Director Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 29, 2020.
There are no related-party transactions between the Company and Mr. Aronzon that are required to be disclosed under Item 404(a) of Regulation S-K.
Item 8.01 Other Events
Operational Update:
The Company cannot reasonably estimate the impact of COVID-19 on its business at this time, and has taken several actions to mitigate the impact of venue closures, including operating 520 of its 550 Chuck E. Cheese and Peter Piper Pizza Company-operated venues in a third-party delivery and take-out capacity, reducing hours of operation and staffing levels at its venues, furloughing most of its hourly employees and approximately 65% of its support center personnel, suspending all discretionary spend, deferring rental payments on its Company-operated venues, and reducing capital expenditures. The Company has suspended all operations in 30 of its Company-operated venues primarily due to sales performance and mall closures stemming from the pandemic.

The Company’s debt service requires cash outflows on a quarterly basis and the Company is not currently paying rent, which approximates $7 million per month.  There are additional disclosures on both the Company’s debt and rent obligations in the section entitled “Risk Factors” and in the notes to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 29, 2019 that was filed with the Securities and Exchange Commission on March 12, 2020.
Since the Company’s last operational update included in a Form 8-K filed on March 27, 2020, the Company has engaged in, and is continuing to engage in, discussions with various advisors to explore financing opportunities to enhance liquidity. The Company has engaged PJT Partners LP, a financial advisory firm, and Weil Gotshal & Manges LLP, as legal counsel, to assist the Company and its Restructuring Committee in considering the strategic alternatives mentioned above.The Company has also engaged real estate advisors Hilco Real Estate to assist in evaluating the viability of its fleet of venues and secure necessary rent concessions from landlords.
Organizational Update:
The Company has promoted Sherri Landry to Chief Marketing Officer, replacing Ashley Zickefoose, who recently left the Company. Ms. Landry has more than 20 years of brand marketing experience and is a strategic and innovative executive with proven business results across brand development, marketing strategy, new product introductions, marketing research and consumer behavior. She has contributed to such recognized companies as Procter and Gamble, Sara Lee, Pizza Hut, T.G.I. Fridays, Main Event Entertainment and most recently Peter Piper Pizza, where she continues to serve as the Chief Marketing Officer in addition to her new role with the Company.
Cautionary Statement Regarding Forward-Looking Statements
The Company has made statements in this filing and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. Any forward-looking statement made in this filing speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. The Company cautions that these statements are subject to risks and uncertainties, many of which are outside of the Company’s control and could cause future events or results to be materially different from those stated or implied in this document, or to occur at all, including among others, risk factors that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019 that was filed with the Securities and Exchange Commission on March 12, 2020, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: April 10, 2020	By:	/s/ James A. Howell
James A. Howell
Executive Vice President and Chief Financial Officer

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